Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cactus, Inc. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cactus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2025